UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2023
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 North Sam Houston Parkway, Suite 400
Houston,	TX	77086
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 329-4500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.25 per share	OII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Director

On February 22, 2023, Mr. T. Jay Collins, Chairman of the Board of Directors (the “Board”) of Oceaneering International, Inc. ("Oceaneering" or the “Company”), informed the Board of his intention not to stand for re-election at the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). Mr. Collins has served as a director of the Company since March 2002 and intends to retire and resign as a member of the Board and as Chairman of the Board effective upon the election of Class I directors at the 2023 Annual Meeting, which is scheduled to be held on May 16, 2023. Mr. Collin’s decision not to stand for re-election is not the result of any disagreement with the Company, the Company’s management or the Board on any matter.

As part of the Board’s succession planning, the Board has designated Mr. M. Kevin McEvoy, a Class III director, to succeed Mr. Collins as Chairman of the Board upon Mr. Collins' retirement.

Compensatory Arrangements
Effective as of February 24, 2023, the Compensation Committee (the "Compensation Committee") of the Board granted awards of performance units and restricted stock units under Oceaneering's 2020 Incentive Plan (the "Incentive Plan") to various employees, including Oceaneering's executive officers.
The following table sets forth information regarding the performance units and restricted stock units awarded to each of the below-indicated continuing executive officers of Oceaneering listed in the "Summary Compensation Table" in Oceaneering's proxy statement for its 2022 annual meeting of shareholders as a named executive officer (the "Named Executive Officers"), as well as to Mr. Earl F. Childress, who is expected to be listed as a named executive officer in Oceaneering's proxy statement for its 2023 annual meeting of shareholders.

Name and Position	Number of Performance Units (1)(2)	Number of Restricted Stock Units (1)(3)
Roderick A. Larson	20,000	96,899
President and Chief Executive Officer and Director
Alan R. Curtis	6,789	32,894
Senior Vice President and Chief Financial Officer
David K. Lawrence (4)	—	—
Senior Vice President, General Counsel and Secretary
Eric A. Silva (4)	—	—
Senior Vice President and Chief Transformation Officer
Martin J. McDonald	2,692	13,043
Senior Vice President, Subsea Robotics
Earl F. Childress	2,366	11,462
Senior Vice President and Chief Commercial Officer
(1)    The performance units and restricted stock units are scheduled to vest in full on the third anniversary of the award date.

(2)    The number of performance units shown represents units with an initial notional value of $100 and is not equivalent to a number of shares of Oceaneering common stock. The Compensation Committee has approved specific financial goals and performance measures based on Cumulative Adjusted EBITDA and relative Total Shareholder Return, or TSR, for the three-year period from January 1, 2023 through December 31, 2025, to be used as the basis for the final value of the performance units awarded under the Incentive Plan. Cumulative Adjusted EBITDA and relative TSR are to be determined in accordance with the award agreement, and the final value of each performance unit may range from $0 to $200. Upon settlement, the value of the performance units will be payable in cash.
(3)    Each restricted stock unit represents the equivalent of one share of Oceaneering common stock. Settlement of the restricted stock units will be made in shares of Oceaneering common stock.
(4)    As previously disclosed, Messrs. Lawrence and Silva have announced their intention to retire from the Company and are currently serving in supporting roles during a transition period. Consequently, neither Mr. Lawrence nor Mr. Silva received a performance unit or restricted stock unit award in 2023.

In addition, effective February 24, 2023, the Board: (1) granted awards of 7,994 shares of restricted stock under the Incentive Plan to each of the following nonemployee directors of Oceaneering: Ms. Karen H. Beachy, Mr. William B. Berry, Ms. Deanna L. Goodwin, Mr. M. Kevin McEvoy, Mr. Paul B. Murphy, Jr., Mr. Jon Erik Reinhardsen and Mr. Steven A. Webster; and (2) granted an award of 11,870 shares of restricted stock under the Incentive Plan to Mr. T. Jay Collins, Chairman of the Board. The restricted stock awards are scheduled to vest in full on the first anniversary of the award date for directors Beachy, Berry, Goodwin, McEvoy, Murphy, Reinhardsen and Webster, and on the date of retirement from his position as a director of Oceaneering for Mr. Collins, provided that such retirement is not before the date of the 2023 annual meeting of shareholders of Oceaneering; and further provided that all awards are subject to: (a) earlier vesting on a change of control or the termination of the director's service due to death or disability; and (b) such other terms as are set forth in the award agreements.
Annual cash retainers for Oceaneering's nonemployee directors were continued for 2023 without change from 2022. All cash retainers are payable on a quarterly basis. The 2023 base cash retainer is $105,000 for Mr. Collins, as Chairman, and $70,000 for each of our other nonemployee directors. Base cash retainers are supplemented by cash retainers payable to the chairs and members of the committees of the Board at annual amounts, respectively, of $30,000 and $10,000 for the Audit Committee, $20,000 and $10,000 for the Compensation Committee, and $10,000 and $5,000 for the Nominating, Corporate Governance and Sustainability Committee.
In addition, the Compensation Committee approved: (1) the form of 2023 Performance Unit Agreement, including 2023 Performance Award: Goals and Measures, that will govern the terms and conditions of the performance unit awards made to Oceaneering's executive officers and other employees; and (2) the form of 2023 Restricted Stock Unit Agreement that will govern the terms and conditions of restricted stock unit awards made to Oceaneering's executive officers and other employees. The Board approved the forms of Nonemployee Director Restricted Stock Agreement that will govern the terms and conditions of restricted stock awards made to Oceaneering’s nonemployee directors.

The foregoing descriptions of the awards under the Incentive Plan are not complete and are qualified by reference to the complete forms of agreement (the "2023 LTIP Forms"), which are attached as exhibits to this report and incorporated by reference into this Item.
Effective as of February 24, 2023, the Compensation Committee approved the payment of bonuses awarded in 2022 under Oceaneering's Incentive Plan to various employees, including the Named Executive Officers and Mr. Childress. The Compensation Committee had previously established performance goals for the year ending December 31, 2022 to be used as the basis for determining the final value, if any, of annual cash bonus awards approved under the Incentive Plan (the "2022 Bonus Program"). For executive officers, achievement was determined by reference to Adjusted EBITDA, Free Cash Flow, and safety and environmental performance measures, for the year ended December 31, 2022. The following table summarizes the payments approved under the 2022 Bonus Program for the Named Executive Officers and Mr. Childress:

Name	2022 Bonus Program Amount
Roderick A. Larson	$622,155
Alan R. Curtis	$209,732
David K. Lawrence	$184,191
Eric A. Silva	$183,699
Martin J. McDonald	$165,264
Earl F. Childress	$156,439
Effective as of February 24, 2023, the Compensation Committee set the annual base salaries for the Named Executive Officers and Mr. Childress as follows:

Name	2023 Base Salary
Roderick A. Larson	$800,000
Alan R. Curtis	$452,620
David K. Lawrence	$375,000
Eric A. Silva	$374,000
Martin J. McDonald	$371,315
Earl F. Childress	$378,575
Effective as of February 24, 2023, the Compensation Committee approved a performance-based annual cash bonus awards program under the Incentive Plan for the year ending December 31, 2023 (the "2023 Bonus Program"). Bonuses under the 2023 Bonus Program for executive officers will be based 60% on Adjusted EBITDA, 25% on Free Cash Flow, 10% on safety performance measures and 5% on environmental measures for the year ending December 31, 2023. Under this program, the target and maximum possible bonuses for the Named Executive Officers and Mr. Childress, each as a percentage of such officer's base salary for 2023, are as follows:

Name	Target 2023 Bonus as a Percentage of Base Salary	Maximum 2023 Bonus as a Percentage of Base Salary
Roderick A. Larson	125%	235%
Alan R. Curtis	80%	150%
David K. Lawrence (1)	—%	—%
Eric A. Silva (1)	—%	—%
Martin J. McDonald	70%	132%
Earl F. Childress	65%	122%
(1)     As previously disclosed, Messrs. Lawrence and Silva have announced their intention to retire from the Company and are currently serving in supporting roles during a transition period. Consequently, neither Mr. Lawrence nor Mr. Silva was approved to participate in the 2023 Bonus Program.
A summary of the 2023 Bonus Program is attached as an exhibit to this report and incorporated by reference into this Item.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
Index to Exhibits

10.1 +	Form of 2023 Restricted Stock Unit Agreement

10.2 +	Form of 2023 Performance Unit Agreement

10.3 +	Form of Nonemployee Director Restricted Stock Agreement

10.4 +	Nonemployee Director Restricted Stock Agreement for Mr. Collins

10.5 +	2023 Annual Cash Bonus Award Program Summary

104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

+	Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	February 27, 2023	By:	/S/ JENNIFER F. SIMONS
Jennifer F. Simons
Senior Vice President, Chief Legal Officer
and Secretary